EXHIBIT 10.1

Effective as of May 1, 2024, PetVivo Holdings, Inc. (the “Company”) reduced the salary of John Lai, its Chief Executive Officer and President from $350,00 annually to $150,000 annually in connection with the Company’s cost reduction program. All other terms of the employment agreement effective as of November 10, 2021, as amended, between the Company and Mr. Lai remain the same.